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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

                             JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
1.   CCK Holdings,            Delaware
     LLC
2.   Corporate                Texas
     Magic, Inc.
3.   Country Music            Delaware
     Television
     International, Inc.
4.   Gaylord Creative         Delaware
     Group, Inc.
5.   Gaylord Hotels,          Delaware
     LLC
6.   Gaylord                  Delaware
     Investments, Inc.
7.   Gaylord                  Maryland
     National, LLC
8.   Gaylord Program          Delaware
     Services, Inc.
9.   Grand Ole Opry           Tennessee
     Tours, Inc.
10.  OLH, G.P.                Tennessee
11.  OLH Holdings,            Delaware
     LLC
12.  Opryland                 Delaware
     Attractions, Inc.
13.  Opryland                 Tennessee
     Hospitality, LLC
14.  Opryland                  Florida
     Hotel--Florida
     Limited Partnership
15.  Opryland Hotel           Delaware
     Nashville, LLC
16.  Opryland                 Delaware
     Hotel--Texas
     Limited Partnership
17.  Opryland                 Delaware
     Hotel--Texas, LLC
18.  Opryland                 Tennessee
     Productions, Inc.
19.  Opryland                 Delaware
     Theatricals, Inc.
20.  Wildhorse Saloon         Tennessee
     Entertainment
     Ventures, Inc.
21.  ResortQuest              Delaware
     International, Inc.
22.  Abbott & Andrews          Florida
     Realty, LLC
23.  Abbott Resorts,           Florida
     LLC
24.  Accommodations           Colorado
     Center, Inc.
25.  ResortQuest               Florida
     Orlando, LLC

                             JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
26.  Aspen Lodging            Delaware
     Company, LLC
27.  B&B on the            North Carolina
     Beach, Inc.
28.  Base Mountain            Delaware
     Properties, Inc.
29.  Brindley &            North Carolina
     Brindley Realty &
     Development, Inc.
30.  Catering              South Carolina
     Concepts, LLC
31.  Coastal Resorts          Delaware
     Management, Inc.
32.  Coastal Resorts          Delaware
     Realty, L.L.C.
33.  Coates, Reid &           Delaware
     Waldron, Inc.
34.  Collection of            Colorado
     Fine Properties,
     Inc.
35.  Columbine                Colorado
     Management Company
36.  ResortQuest              Delaware
     Colorado, Inc..
37.  Exclusive                Delaware
     Vacation
     Properties, Inc.
38.  Great Beach              Delaware
     Vacations, LLC
39.  High Country             Delaware
     Resorts, Inc.
40.  Hilton Head           South Carolina
     Ocean Front Sales
     and Rentals, Inc.
41.  Houston and              Colorado
     O'Leary Company
42.  K-T-F                    Delaware
     Acquisition Co.
43.  ResortQuest               Hawaii
     Real Estate of
     Hawaii, Inc.
44.  Mountain                 British
     Memories                 Columbia
     Accommodations, Ltd.
45.  Mountain Valley
     Properties, Inc.         Delaware
46.  Office and                Hawaii
     Storage LLC
47.  Peak Ski                 Colorado
     Rentals, LLC
48.  ResortQuest              Delaware
     Real Estate of
     Alabama, Inc.
49.  Powder Resort            British
     Townhomes, Ltd.          Columbia
50.  R&R Resort            North Carolina
     Rental Properties,
     Inc.
51.  Realty Referral          Florida
     Consultants, LLC

                             JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
52.  REP Holdings,             Hawaii
     Ltd.
53.  Resort Property            Utah
     Management, Inc.
54.  Resort Rental            Tennessee
     Vacations, LLC
55.  ResortQuest               Hawaii
     Hawaii, LLC
56.  ResortQuest              Delaware
     Hilton Head, Inc.
57.  ResortQuest               Florida
     Real Estate of
     Florida, Inc.
58.  ResortQuest             Mississippi
     Real Estate of
     Mississippi, Inc.
59.  ResortQuest              Delaware
     Realty Aspen, LLC
60.  ResortQuest              Delaware
     Southwest Florida,
     LLC
61.  ResortQuest at           Colorado
     Summit County, LLC
62.  ResortQuest              Colorado
     Technologies, Inc.
63.  ResortQuest               British
     Whistler Property        Columbia,
     Management, Inc.          Canada
64.  Ridgepine, Inc.          Delaware
65.  RQI Acquisition, LLC     Delaware
66.  RQI Holdings,  Ltd.       Hawaii
67.  Ryan's Golden            Montana
     Eagle Management, Inc.
68.  Sand Dollar              Delaware
     Management
     Investors, LLC
69.  Sand Dollar              Delaware
     Ocean, LLC
70.  Scottsdale Resort        Delaware
     Accommodations, Inc.
71.  Spearhead                British
     Rentals, Ltd.            Columbia
72.  Steamboat                Delaware
     Premier Properties,
     Inc.
73.  Telluride                Colorado
     Resort
     Accommodations, Inc.
74.  Ten Mile                 Colorado
     Holdings, Ltd.
75.  THE Management           Georgia
     Company
76.  The Maury             Massachusetts
     People, Inc.
77.  The Tops'l              Florida
     Group, Inc.

                             JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
78.  Tops'l Club of            Florida
     NW Florida, LLC
79.  Trupp Hodnett Inc.        Georgia
80.  Whistler                  Canada
     Chalets Holding          (Federal)
     Corp.
81.  Whistler                  British
     Exclusive Property       Columbia
     Management, Ltd.
82.  Whistler                  Canada
     Lodging Company Ltd.     (Federal)